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                                                                Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

The Board of Directors
VISTA Information Solutions, Inc.
San Diego, California

We hereby consent to the incorporation of our report, dated March 24, 1998, included in this Form 10-KSB in the previously filed Registration Statements on Form S-8 (No. 33-73212) and Form S-3 (No. 333-41279).

                                       McGLADREY & PULLEN, LLP

San Diego, California
March 30, 1998